EXHIBIT (l)

July 23, 2014

Lazard Alternative Strategies 1099 Fund

30 Rockefeller Plaza

New York, New York 10112-6300

Ladies and Gentlemen:

We have acted as special counsel to Lazard Alternative Strategies 1099 Fund (the "Fund"), a Delaware statutory trust, in connection with the preparation and filing by the Fund with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form N-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of beneficial interest in the Fund (the "Shares").

This opinion is being furnished in accordance with the requirements of Item 2(l) of Form N-2. In rendering this opinion, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other agreements, certificates and documents of public officials, officers and other representatives of the Fund and others as we have deemed necessary as a basis for our opinion set forth below. We have relied, without independent investigation, as to factual matters on the representations and warranties contained in the Registration Statement and on certificates of public officials and of officers and other representatives of the Fund.

We have assumed (a) the legal capacity of all natural persons executing the Registration Statement and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto other than officers and other representatives of the Fund, (d) the authenticity of all documents submitted to us as originals and (e) the conformity to the original of all copies submitted to us as telecopies, photocopies or conformed copies and the authenticity of the originals of such copies.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued in the manner described in the prospectus contained in the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.

We are attorneys admitted to practice in the State of New York. The opinion expressed above is limited to the Delaware Statutory Trust Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP